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                                                                   EXHIBIT 10.13

[SPECTRUM BRANDS LOGO]


March 7, 2001

John Timony
2440 W. Steeple Chase Circle
Libertyville, IL 60048

Dear John:

Your existing Employment Letter-Agreement ("ELA") is amended as follows effective February 5, 2001.

Unless expressly amended herein, all other provisions of your ELA remain the same. Please sign two copies of this ELA amendment letter, retaining one copy for your files, and returning the other to the Company.

Sincerely,
UNITED INDUSTRIES CORPORATION

By /s/ Robert L. Caulk
   -----------------------
   Robert L. Caulk
   President & CEO

I agree to this ELA amendment letter. I understand that my compensation is confidential information known only to me and the Company. I have previously certified my compliance with the Company's Confidential Information Policy by my signing the "Annual Certification of Compliance" with the Company's Business Code of Conduct (of which the Confidential Information Policy is a part) and I agree that I will continue to keep my compensation information confidential in accordance with that Policy.

/s/ John Timony
-------------------------
John Timony

03/12/01
--------------------------
Date

  8825 Page Boulevard St. Louis, MO 63114 - 314-427-0780 toll free 800-242-1166
                            - www.spectrumbrands.com

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                                    EXHIBIT 1

                              COMPENSATION EXHIBIT

     DEFINITIONS:
     "YEAR": the Company's fiscal year, which as of the date of this Agreement is the same as calendar year.

     "EBITDA": represents net income from continuing operations before Interest expense, income taxes, depreciation and amortization, excluding any non-recurring or extraordinary items, as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

     NOTE: IT IS UNDERSTOOD THAT THE COMPANY MAY BUT IS NOT REQUIRED TO PAY INCENTIVE COMPENSATION IN ANY YEAR IN WHICH THE COMPANY'S ACTUAL EBITDA FOR THE YEAR IS NOT AT THE PRE-DETERMINED MINIMUM OF TARGET EBITDA FOR THAT YEAR.

     "EBITDA GOAL": 100% of the Company's EBITDA performance objective for a given Year as determined by the Company's Board of Directors.

SUMMARY OF COMPENSATION:
Your compensation will consist of A) Base Salary; B) Incentive Compensation; Programs as outlined below:

A. BASE SALARY shall be at the rate of $220,000 per year, payable monthly. This position is exempt from the Fair Labor Standards Act and, thus, you will not be eligible for overtime. In addition, you will be eligible to receive a salary increase effective January 1, 2002 based on personal performance.

B. Your INCENTIVE COMPENSATION consists of a bonus based on (1) your achieving pre-established individual performance objectives for the applicable Year, AND (2) the Company reaching its Target EBITDA for the applicable Year. Your total incentive potential will be 50% of your Base Salary if 100% of Target EBITDA is achieved and up to 60% of Base Salary if 105% of Target EBITDA is achieved.

     (1) The portion of your Incentive Compensation based on your achievement of pre-established individual performance objectives for the applicable Year will be 20% of your total incentive potential. A prorated portion of your Incentive Compensation may be paid if you achieve a portion of your pre-established Individual performance objectives for the applicable Year. This award, to be determined by management, is in recognition of your achieving pre-established individual performance objectives for the applicable Year and will be payable within ninety (90) days after Year-end. Your performance objectives for each Year will be established between you and the President.

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     (2) The portion of your Incentive Compensation based on the Company reaching its Target EBITDA for the applicable Year will be 80% of your total incentive potential. A prorated portion of your EBITDA incentive may be paid if the Company achieves at least ninety (90) percent of its EBITDA goal for the applicable Year and will be payable within ninety (90) days after Year-end.

     Subject to application of the above referenced MBO Component and Target EBITDA Component, your potential Incentive Compensation shall be calculated as follows:

          (a) If the Company's actual EBITDA for the year in question equals 90% of Target EBITDA for such year, your potential Incentive Compensation will equal the product of (A) Base Salary multiplied by (B) 25%; plus

          (b) Incentive Compensation will increase by an amount equal to the product of (A) Base Salary multiplied by (B) 2.5% multiplied by
               (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 90% of Target EBITDA for such year up to a maximum of 25% of Base Salary in any year; plus

          (c) Incentive Compensation will increase by an amount equal to the product of (A) Base Salary multiplied by (B) 2% multiplied by (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 100% of the Target EBITDA for such a year up to a maximum of 105% of Target EBITDA.

     Eligibility for Incentive Compensation requires that you be employed at Year-end, and that your employment is not terminated for cause prior to payment of any award of Incentive Compensation. The Company may elect, at its discretion, to pay a portion of the Incentive prior to the end of the Year.

     If you are not in the employ of the Company for the entire Year, but you are in the employ of the Company at Year-end, the Incentive Compensation for that year will be a fractional portion of the award. The numerator of the fraction is the number of months you are employed by the Company and the denominator is 12. Employees with a hire date after the 15th of any month will not get credit for that month toward Incentive Compensation calculation.

                                /s/ John Timony
                                ----------------------
                                John Timony

                                03/12/01
                                -----------------------
                                Date

                                                               Initials  /s/ RLC
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                                                                         RLC